UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Curative Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Florida	71-1550658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1825 NW Corporate Blvd #110, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001	NYSE American LLC
Warrants to purchase Shares of Common Stock	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-268194

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A (the “Amendment”) is being filed by Curative Biotechnology, Inc. (the “Registrant”) to amend and restate in its entirety the information set forth in the Registration Statement on Form 8-A (File No. 001-33967) previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 5, 2022.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, $0.0001 par value per share (the “Common Stock”), and the Warrants to purchase Common Stock (the “Warrants”), of the Registrant. The description of the Common Stock set forth under the heading “Description of Securities” and under the further heading “Common Stock”, and the description of the Warrants set forth under the heading “Description of Securities” and under the further heading “Warrants”, both contained in the Registrant’s registration statement on Form S-1 (File No. 333-268194) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on November 7, 2022, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NYSE American, LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Curative Biotechnology, Inc.

Date: December 1, 2022	By:	/s/ Richard Garr
Richard Garr
Chief Executive Officer